UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2018 (November 6, 2018)

 CONTURA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-38735	81-3015061
(Commission File Number)	(IRS Employer Identification No.)

340 Martin Luther King Jr. Blvd. Bristol, Tennessee	37620
(Address of Principal Executive Offices)	(Zip Code)

(423) 573-0300
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction.
This Current Report on Form 8-K is being filed in connection with the completion of the previously announced combination (the “Transactions”) of Contura Energy, Inc. (“Contura”), ANR, Inc. (“ANR”) and Alpha Natural Resources Holdings, Inc. (“Holdings” and together with ANR, “Alpha”). The Transactions were completed on November 9, 2018 (the “Closing Date”) pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of September 26, 2018, among Contura, ANR, Holdings, Prime Acquisition I, Inc. (“MergerSub 1”) and Prime Acquisition II, Inc. (“MergerSub 2”) (as it may further be amended from time to time, the “Merger Agreement”).
The Transactions included the merger of MergerSub 1 with and into Holdings (the “Holdings Merger”) with Holdings as the surviving corporation of the Holdings Merger, and, immediately after the effective time of the Holdings Merger, the merger of MergerSub 2 with and into ANR (the “ANR Merger” and together with the Holdings Merger, the “Mergers”), with ANR as the surviving corporation of the ANR Merger. As a result of the Mergers, Holdings is a wholly owned subsidiary of Contura and ANR is a wholly owned subsidiary of Holdings.
As a result of the Mergers, each share of Holdings common stock and each share of ANR Class C-1 common stock, in each case issued and outstanding immediately prior to the effective time of the applicable Merger was automatically converted into the right to receive 0.4417 shares of Contura common stock. Shares of ANR Class C-2 common stock, all of which are held by Holdings, and any other shares of ANR Class C-1 common stock, ANR Class C-2 common stock and Holdings common stock held by Holdings, ANR or Contura were canceled without consideration. The Contura common stock has begun trading on the New York Stock Exchange LLC (“NYSE”) under the ticker symbol “CTRA” on the opening of the NYSE on November 9, 2018.
In addition, pursuant to the Merger Agreement, holders of record of ANR Class C-1 common stock, ANR Class C-2 common stock and Holdings common stock have received or will receive a special cash dividend in an amount equal to $2.725 per share for each share of ANR Class C-1 common stock, ANR Class C-2 common stock and Holdings common stock they owned on the record date of November 7, 2018 (the “Dividend”).
The issuance of Contura common stock in connection with the Transactions was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Contura’s registration statement on Form S-4 (File No. 333-226953) initially filed with the U.S. Securities and Exchange Commission on July 13, 2018 (as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto, the “Registration Statement”), and declared effective on October 16, 2018. The definitive proxy statement/prospectus of Contura, dated October 16, 2018 (the “Proxy Statement”), that forms a part of the Registration Statement contains additional information about the Transactions and the Merger Agreement.
A copy of the press release issued by Contura on November 9, 2018 announcing the completion of the Transactions is filed as Exhibit 99.1 hereto and incorporated herein by reference.
The foregoing description of the Merger Agreement and the Transactions does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement as originally executed on September 26, 2018, which was filed as Annex A to the Proxy Statement and is incorporated herein by reference.
Item 1.01. Entry Into a Material Definitive Agreement.
On November 6, 2018, Contura, Alpha and the West Virginia Department of Environmental Protection (the “WVDEP”) entered into a binding term sheet agreement (the “Term Sheet”) to resolve certain issues related to the issuance of the Dividend under the Permitting and Reclamation Plan Settlement Agreement for the State of West Virginia dated as of July 12, 2016 (amended by the First Amendment dated July 25, 2016 and by the Second Amendment dated October 23, 2017, the “Amended Settlement Agreement”).
Pursuant to the Term Sheet, the WVEP provided its consent to the Dividend and acknowledged in accordance with the Amended Settlement Agreement that it had determined that the successor entities that will exist following the Mergers have the ability to complete all reclamation, mitigation and water management and treatment obligations in West Virginia required under the Amended Settlement Agreement. Upon consummation of the Mergers, WVDEP and Alpha agreed to enter into a third amendment to the Amended Settlement Agreement, which amendment will delete a provision in the Amended Settlement Agreement prohibiting the issuance of dividends by Alpha prior to the satisfaction of certain obligations of Alpha under the Amended Settlement Agreement.
The Term Sheet also provides for the extension of the first lien mortgage and deed of trust in an office and associated real estate in Julian, West Virginia previously granted by ANR to the WVDEP to secure ANR’s obligations under the Amended Settlement Agreement until ANR and Contura complete the payments required under the Reclamation Funding Agreement dated as of July 12, 2016, by and among, ANR, Contura, WVDEP, and the regulatory agencies of Illinois, Tennessee, Kentucky and Virginia (the “Amended Reclamation Funding Agreement”). Contura is also obligated under the Term Sheet to continue to hold subject to the applicable Deposit Account Control Agreements referenced in the Amendment of Agreements dated as of October 23, 2017 by and between Contura and the WVDEP approximately $2.8 million of certain cash collateral until ANR and Contura complete the payments required of them under the Amended Reclamation Funding Agreement.
Concurrent with ANR’s issuance of the Dividend, pursuant to the Term Sheet Contura agreed to either post cash collateral with WVDEP or cause a letter of credit to be issued to WVDEP, in each case in the amount of $9 million, to secure Contura’s and ANR’s payment obligations under the Amended Reclamation Funding Agreement and the Amended Settlement Agreement (the “Payment Obligations”) until a performance bond is issued as described in the second following sentence. On November 8, 2018, Contura posted the $9 million cash collateral. Within 45 days of the issuance of the Dividend, Contura is required under the Term Sheet to issue a performance bond to WVDEP in the amount of $35 million to secure the Payment Obligations. The amount of such performance bond will decrease on a dollar to dollar basis after the Payment Obligations fall below $35 million. If the performance bond is not issued within 45 days, Contura must post additional cash collateral or cause an additional letter of credit to be issued, in each case in an amount equal to $26 million, until the performance bond is issued.
Under the Term Sheet, Contura has also agreed that, prior to making any dividend payment to its shareholders, it will provide evidence to the WVDEP that, inclusive of the effect of paying the dividend, Contura will have remaining total liquidity that is greater than or equal to the total amount of the remaining payment obligations of ANR and Contura under the Amended Reclamation Funding Agreement. The WVDEP may draw on the aforementioned performance bond in the event Contura issues a dividend in violation of the agreement in the preceding sentence, with such draw being in an amount equal to the difference between the amount owed to the WVDEP at the time of the dividend payment and the amount of liquidity remaining immediately after such payment.
The above summary of the Term Sheet is not a complete description thereof and is qualified in its entirety by the full text of such agreement which is filed as Exhibit 10.7 and incorporated herein by reference.
In addition, the information set forth under Item 2.03 is incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
The information set forth in the Introduction above is incorporated herein by reference.
Contura will file financial statements and pro-forma financial information on Alpha in an amendment to this Current Report on Form 8-K within 74 days of the date of this filing.
Item 2.03. Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On the Closing Date, Contura entered into an Amended and Restated Asset-Based Revolving Credit Agreement (the “ABL Credit Facility”), by and among Contura, as Borrower, the other Borrowers party thereto, the Guarantors party thereto, Citibank, N.A., as Swingline Lender, Citibank, N.A., Barclays Bank PLC, BMO Harris Bank, N.A., and Credit Suisse AG, Cayman Islands Branch, as L/C Issuers, Citigroup Global Markets Inc., Barclays Bank PLC, BMO

Capital Markets Corp. and Credit Suisse Securities (USA) LLC, as Joint Lead Arrangers and Joint Bookrunners, the other lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent and Collateral Agent. The ABL Credit Facility provides for a $225 million senior secured asset-based revolving loan facility that matures on April 3, 2022. The ABL Credit Facility also (i) contains a letter of credit sub-facility which permits the issuance of letters of credit from time to time not to exceed the L/C sub-limit and (ii) provides the Borrowers with the right to seek additional credit under the agreement in an aggregate amount of up to $50 million, subject to certain specified conditions.
Borrowings under the ABL Credit Facility will bear interest at a rate per annum, at the option of Contura, at either (i) the Eurocurrency Rate (as defined in the ABL Credit Facility) plus a margin that fluctuates from 2.00% to 2.50% based on Contura’s average daily availability under the ABL Credit Facility during the fiscal quarter most recently ended immediately preceding such date and (ii) the Base Rate (as defined in the ABL Credit Facility) plus a margin that fluctuates from 1.00% to 1.50% based on Contura’s average daily availability under the ABL Credit Facility during the fiscal quarter most recently ended immediately preceding such date. As of the Closing Date through the last day of the first full fiscal quarter ending after the Closing Date, the margin for Eurocurrency Rate Loans is 2.50% and the margin for Base Rate Loans is 1.50%. The ABL Credit Facility also provides for the payment of additional fees, including a 0.25% per annum fronting fee on the face amount of each letter of credit and a commitment fee ranging from 0.25% to .375% depending on the amount of availability per the terms of the agreement. The ABL Credit Facility replaces Contura’s Asset-Based Revolving Credit Agreement dated as of April 3, 2017 (as amended, modified or supplemented), among Contura, the Borrowers and Guarantors party thereto, the lenders and letter of credit issuers from time to time party thereto and Citibank, N.A., as Administrative Agent and Collateral Agent.
Contura simultaneously entered into an Amended and Restated Credit Agreement (the “Term Loan Credit Facility”), by and among Contura, as the Initial Borrower, Jefferies Finance LLC, Barclays Capital, Inc., BMO Capital Markets Corp., Citigroup Global Markets Inc., Clarksons Platou Securities, Inc. and B. Riley FBR, Inc., as Joint Lead Arrangers and Joint Bookrunners, the other lenders from time to time party thereto and Jefferies Finance LLC, as Administrative Agent and Collateral Agent. The Term Loan Credit Facility provides for a senior secured term loan facility in the aggregate principal amount of $550 million that matures on November 9, 2025. The Term Loan Credit Facility also provides Contura with the right to seek additional credit under the agreement in an aggregate amount of up to $150 million, plus additional amounts subject to a First Lien Leverage Ratio test and certain other specified conditions. Borrowings under the Term Loan Credit Facility will bear interest at a rate per annum, at the option of Contura, at either (i) the Eurocurrency Rate plus 5.00% and (ii) the Base Rate plus 4.00%. The Term Loan Credit Facility replaces both Contura’s Credit Agreement dated as March 17, 2017 (as amended, modified or supplemented), by and among Contura, as Borrower, Jefferies Finance LLC, as Administrative Agent and Collateral Agent, and the lenders party thereto and ANR’s Credit Agreement, dated as of October 23, 2017, by and among ANR, the subsidiaries of ANR party thereto, Cantor Fitzgerald Securities, as administrative agent and collateral agent, and the Lenders party thereto.

The terms of each of the ABL Credit Facility and the Term Loan Credit Facility include customary representations and warranties, customary affirmative and negative covenants and customary events of default.
Each of the ABL Credit Facility and the Term Loan Credit Facility is guaranteed by substantially all of Contura’s direct and indirect subsidiaries (together with Contura, the “Loan Parties”) and secured by all or substantially all assets of the Loan Parties, including equity in its direct domestic subsidiaries and first-tier foreign subsidiaries, as collateral for the obligations under each of the ABL Credit Facility and the Term Loan Credit Facility. The ABL Credit Facility has a first lien on ABL priority collateral and a second lien on term loan priority collateral. The Term Loan Credit Facility has a first lien on term loan priority collateral and a second lien on ABL priority collateral.
The above summary of the ABL Credit Facility and the Term Loan Credit Facility is not a complete description thereof and is qualified in its entirety by the full text of such agreements which are filed as Exhibits 10.1, 10.3, 10.4, 10.5 and 10.6 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective immediately following closing of the Transactions, consistent with the information set forth in the Registration Statement, each of the following individuals were elected to the Contura Board of Directors: John E. Lushefski, Daniel J. Geiger, David J. Stetson and Harvey L. Tepner.
Contura has entered into an indemnification agreement with each of the newly elected directors. A form of the indemnification agreement is filed as Exhibit 10.2 hereto and incorporated herein by reference.
On November 12, 2018, in connection with their appointment to the Contura Board, the Compensation Committee of the Board approved a grant of restricted stock units (“RSUs”) to each of the newly elected directors pursuant to the Contura Energy, Inc. 2018 Long-Term Incentive Plan (“Contura LTIP”) and a cash retainer, each in accordance with the Contura Energy, Inc. Amended and Restated Non-Employee Director Compensation Policy (“Director Compensation Policy”). Each director was granted RSUs relating to 631 shares of Contura common stock, which is the prorated portion of the annual RSU grant that was made to other Contura Board members in respect of their 2018-2019 service on the Contura Board. The RSUs granted to the newly elected directors will vest on April 30, 2019, the same time annual RSU grants to other directors will vest. Each of the newly elected directors also received a cash retainer in the amount of $35,548, which is the prorated portion of the annual cash retainer that was made to other Contura Board members in respect of their 2018-2019 service on the Contura Board. Pursuant to the Director Compensation Policy, each of the newly elected directors may elect to receive 100% of the cash retainer in the form of RSUs, which would, if such an election is made, also vest on April 30, 2019.
In addition, on November 12, 2018, the Compensation Committee of the Board approved a grant of RSUs pursuant to the Contura LTIP to certain executives and key employees of Contura, including certain of Contura’s named executive officers. The RSUs will vest in three equal installments on February 9, 2020, 2021 and 2022. The named executive officers who received grants of RSUs relating to the following number of shares of Contura common stock are as follows: Kevin S. Crutchfield, 30,000; Charles A. Eidson, 9,999; and Mark M. Manno, 9,999.
Forms of restricted stock unit award agreements for our non-employee directors and for our named executive officers are attached as Exhibits 10.8 and 10.9 hereto and are incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description
2.1
Amended and Restated Agreement and Plan of Merger, dated as of September 26, 2018, among Contura Energy, Inc., ANR, Inc., Alpha Natural Resources Holdings, Inc., Prime Acquisition I, Inc. and Prime Acquisition II, Inc. (incorporated by reference to Annex A to the proxy statement that forms a part of Contura’s registration statement on Form S-4 (File No. 333-226953) initially filed on July 13, 2018, and declared effective on October 16, 2018)

10.1
Amended and Restated Asset-Based Revolving Credit Agreement, dated as of November 9, 2018, by and among Contura Energy, Inc., as borrower, the other borrowers party thereto, the guarantors party thereto, the lenders from time to time party thereto, Citibank, N.A., as Swingline Lender, Citibank, N.A., Barclays Bank PLC, BMO Harris Bank, N.A., and Credit Suisse AG, Cayman Islands Branch, as L/C Issuers, Citigroup Global Markets Inc., Barclays Bank PLC, BMO Capital Markets Corp. and Credit Suisse Securities (USA) LLC, as Joint Lead Arrangers and Joint Bookrunners, the other lenders party thereto and Citibank, N.A., as administrative agent and collateral agent.

10.2	Form of Indemnification Agreement
10.3
Amended and Restated Credit Agreement, dated as of November 9, 2018, by and among Contura Energy, Inc., as the Initial Borrower, the lenders from time to time party thereto, Jefferies Finance LLC, as administrative agent and collateral agent, and Jefferies Finance LLC, Barclays Capital, Inc., BMO Capital Markets Corp., Citigroup Global Markets Inc., Clarksons Platou Securities, Inc. and B. Riley FBR, Inc., as Joint Lead Arrangers and Joint Bookrunners

10.4
Amended and Restated Pledge and Security Agreement, dated as of November 9, 2018, by and among Contura Energy, Inc. and the subsidiaries of Contura Energy, Inc. that are grantors thereunder, and Citibank, N.A., as collateral agent.

10.5
Amended and Restated Pledge and Security Agreement, dated as of November 9, 2018, by and among Contura Energy, Inc. and the subsidiaries of Contura Energy, Inc. that are grantors thereunder, and Jefferies Finance LLC, as collateral agent.

10.6
Amended and Restated Guaranty Agreement, dated as of November 9, 2018, by and among subsidiaries of Contura Energy, Inc. that are guarantors party thereto and Jefferies Finance LLC, as administrative agent.

10.7	Term Sheet dated as of November 6, 2018 by and amongst ANR, Inc., Alpha Natural Resources Holdings, Inc., Contura Energy, Inc. and the West Virginia Department of Environmental Protection
10.8	Contura Energy, Inc. Form of Non-Employee Director Restricted Stock Unit Award Agreement
10.9	Contura Energy, Inc. Form of Restricted Stock Unit Award Agreement (For Employees)
99.1	Press Release issued by Contura Energy, Inc. on November 9, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Contura Energy, Inc.

Date: November 13, 2018	By:	/s/ Mark Manno
Name: Mark Manno
Title: EVP - Chief Administrative and Legal Officer & Secretary